Exhibit 23.1
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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We have issued our report dated April 2, 2007, accompanying the consolidated financial statements and schedule included in the Annual Report of Carrington Laboratories, Inc. on Form 10-K as of and for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Carrington Laboratories, Inc. on Form S-8 (File No. 333-118303 effective August 17, 2004, File No. 333-118304 effective August 17, 2004, File No. 333-89760 effective June 4, 2002, File No. 333-69372 effective September 14, 2001, File No. 33-64403 effective November 17, 1995, File No. 33-64405 effective November 17, 1995, File No. 33-64407 effective November 17, 1995, File No. 33-55920 effective December 18, 1992, File No. 33-50430 effective August 4, 1992, File No. 33-42002 effective August 1, 1991, File No. 33-36041 effective July 30, 1990 and File No. 33-22849 effective June 30, 1988) and Form S-3 ( File No. 333-131735 effective April 7, 2006, File No. 33-60833 effective July 11, 1995 and File No. 33-57360 effective February 17, 1993).


 WEAVER AND TIDWELL, L.L.P.

 Dallas, Texas
 April 2, 2007